UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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First National Bankshares Corporation

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FIRST NATIONAL BANKSHARES CORPORATION

One Cedar Street, Drawer 457
Ronceverte, West Virginia 24970
(304) 647-4500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date of Meeting: Thursday, April 24, 2003
Time of Meeting: 6:00 p.m.
Place of Meeting: Roland P. Sharp Alumni Conference Center
                           West Virginia School of Osteopathic Medicine
                           Lewisburg, West Virginia 24901

Dear Shareholder(s):

We cordially invite you to attend the 2003 annual meeting of shareholders of First National Bankshares Corporation (“First National”) to be held on Thursday, April 24, 2003, at 6:00 p.m., at the Roland P. Sharp Alumni Conference Center, West Virginia School of Osteopathic Medicine, Lewisburg, WV, for the following purposes:

1.	To elect 4 Directors, each to serve a 3-year term expiring in 2006 or until their successors are elected and qualified.
2.	To ratify the audit committee's and the board of directors' selection of Ernst and Young LLP as Independent Auditors for First National for the year ending December 31, 2003.
3.	To transact such other business as may properly come before the meeting, or any adjournments thereof. The Board of Directors at present knows of no other business to be brought before the meeting.

Only shareholders of record at the close of business on March 3, 2003 are entitled to notice of this meeting and to vote at the meeting.

PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE, BUT AFTER COMMENCEMENT OF THE MEETING, THE PROXY MAY BE REVOKED ONLY IN ACCORDANCE WITH THE ORDER OF BUSINESS ADOPTED FOR THE MEETING.

By Order of the Board of Directors
/s/ Charles A. Henthorn
Secretary
Dated: March 19, 2003

FIRST NATIONAL BANKSHARES, INC.

One Cedar Street, Drawer 457
Ronceverte, West Virginia 24970
(304) 647-4500

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
To be held April 24, 2003

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the 2003 annual meeting of shareholders (the “Meeting”) of First National Bankshares Corporation (“First National”) to be held in the Roland P. Sharp Alumni Conference Center, West Virginia School of Osteopathic Medicine, Lewisburg, West Virginia, at 6:00 p.m. on Thursday, April 24, 2003, and at any adjournments thereof. The solicitation of the proxy accompanying this Proxy Statement is made by the Board of Directors of First National and the cost of solicitation will be borne by First National. It is anticipated that this Proxy Statement will be mailed to the shareholders of First National on or about March 19, 2003.

Solicitations will be made by the use of the mail, except that, if necessary, officers, directors and regular employees of First National or its subsidiary, First National Bank, (“the Bank”) who will receive no compensation for their services other than their regular salaries or fees, may solicit proxies by telephone, telegraph, personal interview or other means.

RECORD DATE AND VOTE

The record date for determining the shareholders of First National entitled to notice of and to vote at the Meeting and any adjournment thereof is March 3, 2003. As of the close of business on that date, First National had 983,780 issued and outstanding shares of its common stock, $1 par value (“First National’s Common Stock”), each of which is entitled to one vote on each matter brought before the Meeting, except in the election of directors.

VOTING PROCEDURES AND REVOKING YOUR PROXY

All properly executed proxies delivered pursuant to this solicitation will be voted at the Meeting in accordance with the directions thereon. If no directions are given by the shareholder, the proxy will be voted in accordance with the recommendations of the Board of Directors, “FOR” the election of the 4 nominees as directors and “FOR” the ratification of the selection of Ernst & Young LLP as independent auditors. The proxies appointed by the Board of Directors may, in their discretion, vote upon such other matters as may properly come before the meeting.

Directors are elected by a plurality of the shares voted. In the election of directors, shareholders of First National may cast one vote for each nominee for each share held. However, EVERY SHAREHOLDER OF FIRST NATIONAL ALSO HAS THE RIGHT OF CUMULATIVE VOTING, IN PERSON OR BY PROXY, IN THE ELECTION OF DIRECTORS. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such manner as the shareholder desires. For the Meeting, each shareholder of First National has the right to cast 4 votes in the election of directors for each share of First National’s Common Stock the shareholder held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed between one or more of the candidates.

Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the 4 nominees set forth in this Proxy Statement. However, if any shareholder invokes cumulative voting, the votes represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be accumulated at the direction of the Board of Directors of First National in order to elect to the Board of Directors the maximum number of nominees named in this Proxy Statement.

A favorable vote by the majority of shares represented at the Meeting is required to ratify the selection of Ernst & Young LLP as independent auditors for 2003.

The presence of a majority of the outstanding shares of First National’s Common Stock in person or by proxy is necessary to constitute a quorum. Abstentions and broker non-votes will not be counted as votes either “for” or “against” any matters coming before the Meeting, but will be counted in determining the presence or absence of a quorum.

Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time before the actual voting thereof (i) by giving written notice to the President of First National, (ii) by submitting a subsequently dated proxy, or (iii) by attending the Meeting, withdrawing the proxy and voting in person.

ELECTION OF DIRECTORS (PROPOSAL 1 ON PROXY CARD)

The Bylaws of First National provide that its Board of Directors shall consist of not fewer than 5 and not more than 25 persons. The number of directors within such minimum and maximum limits is to be fixed from time to time by a resolution of the majority of the Board of Directors of First National or by resolution of the shareholders of First National. The number of directors has been fixed at 11 by resolution of a majority of the directors of First National. This is the same number of directors that have been serving on its Board. The Board of Directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by the shareholders. No shareholder may be elected as director after attaining the age seventy (70), unless the shareholder was also a member of the Board of Directors on May 5, 1987.

The Board of First National is divided into 3 classes; and, as a result, the shareholders elect approximately 1/3 of the directors of First National each year. At the Meeting, the shareholders will elect 4 directors to succeed the 4 directors of First National whose terms expire in 2003.

It is the intention of the persons named as proxies in the accompanying proxy, unless otherwise instructed, to vote for the election of the nominees named in this Proxy Statement. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board of Directors of First National. The Board of Directors recommends each of the nominees named below for election and has no reason to believe that any of the nominees will be unable to serve if elected.

Nominations for director, other than nominations made by the Board of Directors, may be made only in accordance with the procedures set forth in Article II, Section IV of the Bylaws of First National. That section, in full, is set forth below:

Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the Secretary-Treasurer of the Corporation, not less than 14 days and not more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the Secretary-Treasurer of the Corporation not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. Such nominations shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, at his discretion, and, upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

The directors elected at the Meeting for the director class of 2006 will serve a term of 3 years ending on the date of the election of directors at the annual meeting of First National to be held in 2006, or until their successors are elected and qualified. The Board of Directors of First National has nominated the following 4 individuals (all of whom are currently directors of First National and directors of First National’s subsidiary bank) for election as directors of First National to serve a 3-year term: David A. Carson, Walter Bennett Fuller, G. Thomas Garten and Richard L. Skaggs.

The Board of Directors recommends a vote “FOR” the election of these nominees for Directors whose terms will end in 2006.

The principal occupation and certain other information about the nominees and continuing Directors whose terms of office expire after the Annual Meeting are set forth below.

Name, Positions and Offices Held (Other Than Director) With First National and the Bank	Principal Occupation or Employment for the Past Five Years	Year First Became a Director of the Age Company

Nominees for Term Ending in 2006
David A. Carson (1) Chairman, Audit & Compliance Cmt	President, Carson Associates (provides accounting and management services to small businesses) Lewisburg, WV	50 1998
Walter Bennett Fuller (2) Vice Chairman of the Board	Retired Banker Lewisburg, WV	79 1986
G. Thomas Garten	President, Alleghany Motor Corp. Owner, Greenway's Real Estate & Auction Co. Covington, VA	51 1999
Richard L. Skaggs	Retired Lewisburg, WV	80 1986
Continuing Directors Whose Terms End in 2004
L. Thomas Bulla President & CEO	President & CEO, First National Bankshares Corporation and First National Bank Ronceverte, WV	63 1993
William D. Goodwin (1)	Attorney at Law, Owner/Broker, Coldwell Banker Stuart & Watts Real Estate, Inc. Lewisburg, WV	59 1986
Lucie T. Refsland, Ed.D.	Professor of Mathematics Greenbrier Community College Center of Bluefield State College Lewisburg, WV	66 1995
William R. Satterfield, Jr. (1)	President, Greenbrier Insurance Agency, Inc. Lewisburg, WV	58 1986
Continuing Directors Whose Terms End in 2005
Michael G. Campbell (2)	Investor Oil & Gas Executive Owner, Renick Farm Renick, WV	54 1999
Richard E. Ford, Sr.	Attorney at Law Partner, The Ford Law Firm Lewisburg, WV	75 1987
Ronald B. Snyder (2) Chairman of the Board Chairman of the Executive Cmt.	President, R.B.S., Inc. dba Greenbrier Ready Mix, Greystone Block & Greystone Quarry Union Concrete Products White Sulphur Springs, WV	63 1988
(1) Member of the Executive Committee as of the meeting date.
(2) Member of the Audit and Compliance Committee as of the meeting date. ========================================================================================

Security Ownership of Directors and Executive Officers

The following table sets forth information as of March 1, 2003, regarding the amount and nature of the beneficial ownership of First National’s Common Stock held by each of the Directors of First National and by all of the directors and executive officers of First National as a group. The number of shares shown as beneficially owned by each director and executive officer is determined under the rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purposes.

========================================================================================
	Amount of Common Stock Beneficially Owned
Director	Shares	%

L. Thomas Bulla (a)	45,625	4.6%
Michael G. Campbell (b)	12,754	1.3%
David A. Carson (c)	10,290	1.0%
Richard E. Ford, Sr. (d)	20,530	2.1%
Walter Bennett Fuller	9,500	*
G. Thomas Garten (e)	12,179	1.2%
William D. Goodwin (f)	7,975	*
Lucie T. Refsland, Ed.D. (g)	2,487	*
William R. Satterfield, Jr. (h)	8,545	*
Richard L. Skaggs (i)	2,795	*
Ronald B. Snyder (j)	23,405	2.4%
All Directors and Executive Officers of First National as a Group (k)	170,060	17.0%

FOOTNOTES

* Indicates the Director owns less than 1.0% of the common stock.

  Mr. Bulla has sole voting and investment authority for 23,1500 shares and shared voting and investment authority for 12,875 shares. Included in Mr. Bulla's beneficial ownership are 9,600 fully vested and exercisable stock options.
  Mr. Campbell has sole voting and investment authority for 12,354 shares and shared voting and investment authority for 400 shares.
  Mr. Carson has investment authority for 10,290 shares held by a family limited partnership in which Mr. Carson is the general partner.
  Mr. Ford has sole voting and investment authority for 8,230 shares and shared voting and investment authority for 10,075 shares. Included in Mr. Ford's beneficial ownership are 2,225 shares held by his spouse.
  Mr. Garten has sole voting and investment authority for 6,573 shares. Included in Mr. Garten's beneficial ownership are 4,406 shares held by his spouse and 1,200 shares held by immediate family members.
  Mr. Goodwin has sole voting and investment authority for 4,725 shares and shared voting and investment authority for 3,250 shares.
  Ms. Refsland has sole voting and investment authority for 2,387 shares. Included in Ms. Refsland beneficial ownership are 100 shares held by her spouse.
  Mr. Satterfield has sole voting and investment authority for 6,545 shares. Included in Mr. Satterfield's beneficial ownership are 2,000 shares held by his spouse.
  Mr. Skaggs has sole voting and investment authority for 1,170 shares and shared voting and investment authority for 1,625 shares.
  Mr. Snyder has sole voting and investment authority for 1,625 shares and shared voting and investment authority for 12,780 shares. Included in Mr. Snyder's beneficial ownership are 4,500 shares held by a corporation in which he has a controlling interest, 2,500 shares held in a trust in which he has investment authority and 2,000 shares held by his spouse.
  Shares beneficially owned by executive officers include sole and/or shared voting and investment authority of 3,275 shares, 1,000 shares held by a corporation in which an executive officer has voting authority and 9,700 fully vested and exercisable stock options.
======================================================================================

Compliance with Section 16(a) of the Exchange Act

For the fiscal year ended December 31, 2002, First National did not have any class of securities registered pursuant to Section 12 of the Exchange Act; therefore, provisions of Section 16 were not applicable to First National’s directors, officers and shareholders.

Directors’ Fees

The Directors of First National do not receive any fees or compensation for services. All of the directors of First National, however, are also directors of the Bank, and as such, receive $400 for each Bank Board meeting and $50 for each Bank Committee meeting attended, plus $200 per month. No Bank Board Committee fees are paid to Directors who are also salaried officers of the Bank.

Board of Directors’ Affiliations and Related Transactions

In the ordinary course of business First National’s subsidiary, the Bank, as in the past, has had banking transactions with the directors and executive officers of First National and the Bank, members of their immediate families, corporations and other entities in which such directors and officers were executive officers or had, directly or indirectly, beneficial ownership of 10% or more in any class of equity securities and trusts in which they have a substantial beneficial interest or for which they serve as a fiduciary. Management of First National is of the opinion that any outstanding extensions of credit to such persons were made in the ordinary course of business for the Bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. See Note 3 of the Consolidated Financial Statements included in the accompanying Annual Report for additional information related to loans granted to related parties.

Director David A. Carson is a significant shareholder and manager in Greenbrier Communications, Inc., to which First National and the Bank paid $119,502 for computer hardware and network consulting services during 2002. In the opinion of the Board of Directors, such services were obtained on terms and condition at least as favorable to First National and the Bank as could be obtained from nonaffiliated third parties.

On occasion, certain Directors of First National who are professionals in the fields of law or insurance (Directors Ford, Goodwin and Satterfield) have provided, and are expected to continue to provide, such services to First National and/or the Bank. It is believed that the payments of these services do not individually, or in the aggregate, exceed 5% of the respective law practice or insurance company revenue.

Committees of the Board and Meeting Attendance

The Board of Directors of First National met six times during 2002. All of the Directors attended 75% or more of the meetings.

The Board of Directors has a standing Audit and Compliance Committee and Executive Committee. The Board of Directors does not have a nominating committee, as nominations are made by the Board of Directors as a whole.

Executive Committee

The Executive Committee will convene on an as needed basis to perform duties and exercise such powers as delegated to it by First National’s Board of Directors. The Committee did not meet during 2002. See Table I for the composition of the Committee.

Audit and Compliance Committee

The objective of the Audit and Compliance Committee (the “Audit Committee”) is to assist the full Board of Directors in fulfilling its fiduciary responsibilities. The Audit Committee is responsible for evaluating the Bank’s compliance with laws, regulations, policies and procedures, and determining that the Bank has adequate administrative, operating and internal accounting controls. In addition, the Audit Committee is responsible for providing reasonable assurance regarding the integrity of financial and other data used by the Board of Directors, First National and the public. The full text of the Audit Committee Charter is attached to this proxy statement as Appendix A. See further discussion of the Audit Committee activities in the following report.

Audit Committee Report

The Committee met six times during 2002 with all members attending 75% or more of the meetings.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements prior to the issuance of those financial statements. Prior to issuance of the Company’s audited financial statements for 2002, the Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence. The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.

Taking all of these reviews and discussions into account, the undersigned Committee members recommended to the Board of Directors that the Board approve the incorporation by reference of the

Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David A. Carson, Chairman
Michael G. Campbell
Walter Bennett Fuller
Ronald B. Snyder

Audit Committee Independence

Securities and Exchange Commission regulations require companies whose securities are not listed on the New York Stock Exchange, American Stock Exchange or quoted on NASDAQ to disclose whether all members of their audit committee are “independent” as defined in the listing standards of one of these entities. First National has assessed the independence of its Audit Committee members under NASD listing Standards Rule 4200(a)(14). Under such standards, Directors Campbell, Fuller and Snyder are “independent”. Such standards provide that a director shall not be independent if he accepts any compensation from First National or the Bank in excess of $60,000 during the previous fiscal year, other than compensation for board service, a tax qualified retirement plan or non-discretionary compensation. As described under “Board of Directors’ Affiliations and Related Transactions”, Director David A. Carson is a significant shareholder and manager of Greenbrier Communications, Inc., to which First National and the Bank paid $119,502 for computer hardware and network consulting services during 2002. Director Carson is accordingly not “independent” under such standards.

The NASDAQ standards provide that one director who is not independent and not a current employee of the reporting company may be appointed to the audit committee if First National’s board of directors determine that his appointment to the Audit Committee is required by the best interests of First National and its shareholders and discloses in its annual proxy statement the nature of such relationship and the reasons for the board’s determination.

First National’s Board of Directors has determined that because (1) the NASDAQ listing standards do not apply to First National and (2) Mr. Carson’s experience and knowledge of business and financial reporting is of significant value, that it will be in the best interests of First National and its shareholders to retain Mr. Carson as a member of the Audit Committee and thereby obtain the benefit of his expertise.

Personnel and Compensation Committee Report

First National’s subsidiary Bank has a standing Personnel Compensation and Stock Option Committee which is comprised of seven members of the Bank’s Board of Directors. The Committee meets annually to review the First National’s CEO’s compensation, to award incentive stock options and to review and approve the incentive compensation recommendations of First National’s CEO pertaining to other First National executive officers.

First National’s executive compensation program is designed to:

  Retain executive officers by paying them competitively, motivate them to contribute to First National’s success, and reward them for their performance;
  Link a substantial part of each executive officer’s compensation to the performance of both First National and the individual executive officer; and
  Encourage ownership of First National common stock by executive officers.

As discussed below, the program consists of three elements:

  Base Salaries
  Annual Incentive Compensation
  Long-term Incentive Compensation
Base Salaries

The base salary for Mr. Bulla is determined in accordance with the salary provisions of the employment agreement signed in 2001. See the Employment Contract section below for further discussion of the agreement.

The Board of Directors approved the base salary for Mr. Henthorn in 1999. Subsequent salary reviews and recommendations for changes to the base salary are made by First National’s CEO.

The base salaries for the remaining executive officers are established via recommendations by the CEO and/or the COO, taking into account established salary ranges (determined based upon salary surveys of peer companies) and an evaluation of the executive officer’s job performance.

Annual Incentive Compensation

The Compensation Committee adopts an Incentive Compensation Plan annually, which stipulates a maximum incentive award available to participating executive officers, which were Messrs. Bulla and Henthorn in 2002. Under the terms of this plan, the Committee awards a bonus based on a prescribed formula. Seventy-five percent of the award is based upon First National meeting various performance goals and objectives. The goals and objectives are reviewed and adjusted annually by the Committee based upon the strategic initiatives outlined by the Board. The remaining twenty-five percent is discretionary and is awarded based upon the Committee’s assessment of the individual’s job performance and contribution to First National’s overall performance.

The Committee approved the bonuses paid under the plan as reported in the compensation table found in this proxy statement.

The CEO and/or COO determine incentive compensation awarded to other executive officers. The compensation is discretionary and is awarded based upon the individual’s job performance and contribution to First National’s overall performance. Beginning in 2003, these executive officers will be awarded incentive compensation based upon the same plan provisions as the CEO and COO as described above.

Long-Term Incentive Compensation - Stock Option Plan

At the regularly scheduled 1996 stockholders’ meeting, the shareholders voted to approve an incentive stock option plan. The purpose of the plan is to provide a method whereby key employees of First National and its subsidiaries who are responsible for the management, growth, and protection of the business, and who are making substantial contributions to the success and profitability of the business, may be encouraged to acquire a stock ownership in First National, thus creating a proprietary interest in the business and providing them with greater incentive to continue in the service of and to promote the interest of First National and its shareholders. The Committee did not award any stock options in 2002.

Members of the Personnel & Compensation and Incentive Stock Option Committee

Ronald B. Snyder, Chairman
Michael G. Campbell
D. Allen Carson
Richard E. Ford, Sr.
Walter Bennett Fuller
William D. Goodwin
William R. Satterfield, Jr.

Executive Officers

The current executive officers of First National and the Bank and information about these officers is set forth in the following table:

====================================================================================
Name	Age	Offices Held During Last Five Years
L Thomas Bulla	63	President & CEO of First National and the Bank (1993 to present); President and CEO of Bank One, West Virginia, Charleston, NA (1985-1993)
Charles A. Henthorn	43	Secretary/Treasurer of First National (1999 to present); Executive Vice President of First National (1996 to 1999); Chief Operating Officer of the Bank (2001 to present); Executive Vice President of the Bank (1996-2000); Secretary to the Board of Directors (1998 to present); Senior Vice President of the Bank (1994-1996)
Matthew L. Burns	33	Chief Financial Officer of the Bank (1998 to present); Certified Public Accountant (1992-1998)
James C. Chaney	66	Director of the Virginia Banking Group (2002 to present); Snr. VP, Chief Technology Officer, Federal Home Loan Bank of Pittsburgh ("FHLB") (2000-2002); Snr. VP, Director of Community Investment, FHLB (1999- 2000); Snr. VP, Director of Marketing, FHLB (1990-1999)
Robert A. Lovas	34	Director of Private Banking (2001 to present); Vice President and Relationship Manager, Bank of America Private Bank (1998-2001); Vice President and Banking Center Manager, NationsBank, NA (1991-1997)
===================================================================================

The executive officers of First National listed above shall continue in office until the 2003 organizational meeting of the directors of First National. It is expected that the current officers will be re-elected to the offices they now hold.

Executive Compensation

The following Summary Compensation Table sets forth the compensation paid to the CEO and named Executive Officer whose compensation exceeded $100,000 for the years 2002, 2001 and 2000:

===================================================================================
					Long-term
	Annual Compensation				Compensation
				Other Annual	Securities Under-
Name and Principal		Salary	Bonus	Compensation	lying Options
Position	Year	($)	($)	($) (1)	(#) (2)

L. Thomas Bulla, President and CEO	2002	$ 150,000	$ 21,600	$ 48,418	0
	2001	$ 150,000	$ 54,000	$ 19,162	2,050
	2000	$ 150,000	$ 35,000	$ 17,447	4,300
Charles A. Henthorn, Secretary/Treasurer and COO of Bank	2002	$ 115,000	$ 10,600	$ 11,118	0
	2001	$ 115,000	$ 18,000	$ 9,587	1,400
	2000	$ 115,000	$ 17,000	$ 8,859	3,000

FOOTNOTES:

  These amounts are for director fees ($7,600 for Mr. Bulla), employer matching 401(k) contributions ($7,003 and $6,801 for Messrs. Bulla and Henthorn respectively), and personal use of company-owned vehicle ($2,061 and $3,017 for Messrs. Bulla and Henthorn respectively). Included in Mr. Bulla's other compensation is the cash value of a life insurance endorsement ($31,754) assigned to him in 2002. Included in Mr. Henthorn's other compensation are fees paid to him for serving as Secretary to the Board of Directors ($1,301).
  Represents shares granted under First National's Incentive Stock Option Plan. The options are granted at the market price of First National's Common Stock on the date of grant, fully vest six months after the grant date and expire five years after the grant date.
=====================================================================================

The following table details the aggregate option exercises in 2002 and year-end option values for the executive officers named in the above compensation table:

=====================================================================================

AGGREGATE OPTION EXERCISES IN 2002
AND YEAR END OPTION VALUES

Executive Officer	Shares Acquired on Exercise (# of sh)	Value Realized (1)	Number of Securities Underlying Unexercised Options at Year-end (#) Exercisable Unexercisable	Value of Unexercised In-The- Money (2) Options at Year-end ($) (3) Exercisable Unexercisable

L. Thomas Bulla	2,000	$ 11,600	9,600 0	$7,025 $ -
Charles A. Henthorn	0	$ -	6,650 0	$4,875 $ -

FOOTNOTES:

  The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.
  "In-The-Money" options are options whose exercise price was less than the fair market value of common stock at December 31, 2002.
  Based upon a closing stock price of $17.00 per share on December 31, 2002.
=====================================================================================

EQUITY COMPENSATION PLAN INFORMATION

The following tables gives information about First National common stock that may be issued upon the exercise of options under First National’s only existing equity compensation plan, the 1996 Stock Option Plan, as of December 31, 2002.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders . . . .	26,845	$ 15.93	50,000

Total . . . . . . . . . . . . .	26,845	$ 15.93	50,000
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Employment Contract and Change in Control Contract

Employment Contract

The First National Board and Mr. Bulla entered into a ten-year employment agreement in 2001. For the period January 1, 2001 through December 31, 2004, Mr. Bulla will work full-time for First National and the subsidiary Bank. During this term of the contract, he will serve as President and CEO of First National and the subsidiary Bank and will be paid a minimum base salary of $150,000. Beginning in 2005 and continuing until the conclusion of the contract (December 31, 2010), Mr. Bulla will serve as President and CEO of First National. During this period, Mr. Bulla’s work schedule will be reduced to a maximum of 30 hours per week and his minimum annual base salary will be $100,000. Until 2005, in conjunction with its annual review, the bank’s Personnel & Compensation and Incentive Stock Option Committee may recommend increases in the minimum base salary. Mr. Bulla shall participate, on the same terms and subject to the same conditions as other executive-level employees of First National, in any Company or Bank sponsored benefit plan or program. The participation in and benefits under such plans and programs shall be governed by the respective terms thereof.

The agreement shall terminate upon the occurrence of the earlier of (i) the involuntary termination of Mr. Bulla, (ii) the voluntary termination of Mr. Bulla, (iii) termination for cause, (iv) the death of Mr. Bulla, (v) the disability of Mr. Bulla or (vi) the expiration of the period of employment.

Involuntary Termination: First National may at any time provide notice to Mr. Bulla of its intent to terminate the agreement on account of an Involuntary Termination prior to the expiration of the employment contract. For this purpose, “Involuntary Termination” means Mr. Bulla’s separation from service with First National involuntarily, other than by reason of Mr. Bulla’s death, disability, retirement, voluntary termination or termination for cause.

In the event of an involuntary termination, all of First National’s obligations under the agreement shall immediately cease, except that First National shall pay to Mr. Bulla any base salary that has been earned but is unpaid as of the effective date of the termination and shall continue payments to Mr. Bulla, as liquidated damages, of twice the amount of his then current total annual compensation for a period of twelve (12) months; provided, however, that liquidated damages shall not be payable under this agreement if the involuntary termination gives Mr. Bulla a right to any payment under the Change in Control Agreement described below.

Voluntary Termination: If Mr. Bulla voluntarily resigns from employment with First National, First National shall pay Mr. Bulla any base salary which has been earned through the effective date of his termination but which remains unpaid as of that date. Mr. Bulla must notify First National in writing of his intent to voluntarily terminate employment at least sixty (60) day’s prior to the effective date of such voluntary termination. All other obligations of First National under the agreement shall cease as of the effective date of the voluntary termination.

Termination for Cause: First National retains the right, at any time, to terminate the employment of Mr. Bulla under this agreement for “cause,” as defined. Upon the date of such termination for cause, First National shall cease making any and all payments of base salary or any other benefit referred to in the agreement to which Mr. Bulla would otherwise be entitled hereunder, except for base salary or any other benefit which he has earned and is entitled to through the date of such termination but which remains unpaid.

For this purpose termination for “cause” means the following acts:

  Mr. Bulla shall have failed to substantially perform his duties on a regular basis, other than by reason of disability, or shall have materially breached the provisions of the agreement, and such failure or breach shall have continued for a period of at least thirty (30) days after written notice to Mr. Bulla from the Board specifying such failure or breach;
  Mr. Bulla shall have committed any fraud, embezzlement, misappropriation or other act of dishonesty against First National, as reasonably determined by the Board; or
  Mr. Bulla shall have been convicted of, or pleaded guilty to, any felony or crime involving moral turpitude.

Death: In the event of the death of Mr. Bulla, all of First National’s obligations under the agreement shall immediately cease, except that First National shall: (1) pay Mr. Bulla’s estate any earned but unpaid base salary remaining at his death and (2) pay Mr. Bulla’s estate any amount still owed him as a result of any involuntary termination of employment.

Disability: In the event of Mr. Bulla’s disability, First National or Mr. Bulla may terminate the agreement at any time. For this purpose, “Disability” means the inability of Mr. Bulla to substantially perform his duties under the agreement due to physical or mental illness as reasonably determined by First National or established by Mr. Bulla. All of First National’s obligations under the agreement shall immediately cease except that First National shall (1) pay Mr. Bulla any earned but unpaid base salary remaining at the date of his disability and (2) pay Mr. Bulla his then current base salary for a period of six (6) months from the date of his disability.

Change in Control Contract

First National and Mr. Bulla have entered into a Change in Control contract dated October 14, 1993, as amended. The contract stipulates that upon the occurrence of a change in control, as defined therein, and Mr. Bulla’s employment is terminated, voluntarily or involuntarily, within twelve months after the effective date of the change in control for any reason other than for good cause, Mr. Bulla shall be entitled to receive twice his annual compensation in effect at: (1) the time of his termination or (2) immediately prior to the effective date of the change in control, whichever is higher. In addition, should Mr. Bulla be terminated within ninety days before a change in control, the termination will conclusively be deemed the reason for the dismissal and Mr. Bulla will entitled to the remuneration described above.

A change in control is defined as: (1) any person or group of persons acting in concert, not now owning the same, becoming the beneficial owner, directly or indirectly, of 25% or more of the voting stock of First National or (2) the consummation of any contract, agreement arrangement or tender offer, formal or informal, whereby the stock of either the bank or First National is exchanged for cash, shares of another entity or any other consideration regardless of the identity and percentage ownership of the resulting shareholders.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2 ON PROXY CARD)

The Audit Committee and the Board of Directors have appointed Ernst & Young LLP to serve as First National’s independent auditors for 2003, subject to the approval of our shareholders.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal.

The Audit Committee and the Board of Directors recommend a vote “FOR” such ratification.

In the event, shareholders do not ratify the appointment, the Audit Committee and the Board of Directors will reconsider the appointment.

Audit Fees

The Audit Committee has reviewed and approved the following aggregate fees for professional services provided by our independent auditors Ernst & Young LLP during each of the last two fiscal years:

	2002	2001
Audit fees	$69,187	$61,343
Tax fees	14,675	7,650
All other fees	3,597	3,800
	$ 87,542	$ 72,793

Fees for audit services include fees associated with the annual audit and the reviews of First National’s quarterly reports on Form 10-Q. Tax fees include tax compliance, tax advice and tax planning. All other fees include support and advisory services related to the annual planning event of First National’s Board of Directors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual change in cumulative total return on First National’s Common Stock, assuming an investment of $100 on December 21, 2001 and reinvestment of dividends, with that of the Standard & Poor’s 500 Total Return Index (“S&P 500”) and a peer group index. This graph is for the period beginning December 21, 2001, (the initial date First National’s Common Stock was reported on the OTC Bulletin Board) through December 31, 2002.

	Period Ending
Index	12/21/01	12/31/01	03/31/02	06/30/02	09/30/02	12/31/02

First National Bankshares Corp.	100.00	100.91	109.96	108.54	107.43	104.25
NASDAQ - Total US*	100.00	100.15	94.89	75.64	60.68	69.23
First National Bankshares Peer Group**	100.00	99.33	109.79	124.94	125.90	133.29

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003. Used with permission. All rights reserved.

**The First National Bankshares Peer Group contains Potomac Bancshares, Inc., Citizens Financial Corporation, Cardinal Bankshares Corporation, Virginia National Bank, CommonWealth Bank, Pioneer Bankshares, Inc., Heritage Bankshares, Inc., Bank of the James, United Financial Banking Companies, Inc., First Capital Bank and CNB Holdings, Inc.

SNL Financial LC

© 2003

OTHER MATTERS (PROPOSAL 3 ON PROXY CARD)

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Meeting for action by shareholders, proxies in the enclosed form returned to First National will be voted in accordance with the recommendation of the Board of Directors.

PROPOSALS BY SHAREHOLDERS

Proposals by shareholders for possible inclusion in First National’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of First National no later than November 20, 2003. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless First National is provided with the notice of such proposal no later than February 2, 2004. First National’s By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to First National at least 14 days and not more than 50 days prior to the meeting to elect directors, and such written notice must meet certain other requirements. For further details as to timing of nominations and the information required to be contained in any nomination, see Article II, Section IV of First National’s By-laws set forth in full in this Proxy Statement under heading “Election of Directors”.

ANNUAL REPORT AND FORM 10-K

The annual report of First National for the year ended December 31, 2002 is being mailed concurrently with this Proxy Statement.

First National will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of First National’s annual report on Form 10-K for 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. Requests for such copies should be directed to MATTHEW L. BURNS, CHIEF FINANCIAL OFFICER, FIRST NATIONAL BANKSHARES CORPORATION, DRAWER 457, RONCEVERTE, WEST VIRGINIA 24970.

By Order of the Board of Directors
/s/ CHARLES A. HENTHORN
Secretary
Dated: March 19, 2003

APPENDIX A

FIRST NATIONAL BANK

AUDIT COMMITTEE CHARTER

Objective

The objective of the Audit Committee is to assist the full Board of Directors in fulfilling its fiduciary responsibilities. The Audit Committee is responsible for evaluating the Bank’s compliance with laws, regulations, policies and procedures, and determining that the Bank has adequate administrative, operating and internal accounting controls. In addition, the Audit Committee is responsible for providing reasonable assurance regarding the integrity of financial and other data used by the Board of Directors, First National Bank (FNB), and the public.

Responsibilities

The Audit Committee is responsible for:

  Reviewing published Bank financial statements and the Annual Report for accuracy, timeliness, and appropriate financial statement disclosures.
  Reviewing the adequacy and effectiveness of key accounting and financial policies, including any significant changes thereto.
  Reviewing the auditor’s security reports for computer systems, facilities, and backup systems.
  Determining that no restrictions are imposed upon the audit scope that would hinder independence of the audit function.
  Evaluating responses by management to audit findings and reports.
  Monitoring management implementation of audit recommendations.
  Assessing the impact of new accounting principles or policies promulgated by the accounting profession or proposed by Bank personnel.
  Overseeing the investigation of conflicts of interest and unethical conduct at FNB.
  Facilitating communication among the Board of Directors, the Bank’s internal and external auditors, and the OCC examiners.
  Reviewing and approving annual audit plans of the internal and external auditors.
  Being aware of internal and external training programs.
  Evaluating and approving audit goals and objectives, including those related to the internal auditor’s incentive compensation.
  Participating with the overall Board of Directors to select and evaluate the Bank’s external auditors. The external auditor is ultimately accountable to the board of directors and the audit committee and these bodies have ultimate authority to select, evaluate, and, where appropriate, replace the external auditor.
  Performing the selection, compensation and performance evaluation of the internal auditor. Evaluations are conducted by the Audit Committee through an independent process that will include discussions with the President and CEO.
  Requesting the receipt from the external auditor of a formal written statement delineating all relationships between the auditor and the Bank. Also, actively engages in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and to take appropriate action to ensure the independence of the external auditor.
  Requiring the external auditor to discuss with the audit committee the auditor’s judgments about the quality, not just acceptability, of the Bank’s accounting principles applied in its financial reporting. Also, recommends that the external auditor discuss the clarity of First National’s disclosures. Communications may be oral or written as long as there is documentation of communication.
  Requiring annual notice to shareholders to disclose whether the audit committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the external auditor the auditor’s assessment of the quality of management’s accounting principles and judgments; (3) discussed among themselves, without the presence of management or the external auditor, the information from (1) and (2); and (4) believes that First National’s financial statements are fairly presented in conformity with GAAP.

The above responsibilities of the Audit Committee will be discharged through review of audit reports and discussions with the internal and external auditors, as well as bank management.

Administrative

  The Audit Committee will consist of at least three Board members and a Chairperson designated by the Board. The process of appointing members to the Audit Committee will provide for a level of service continuity. Membership on the Committee will only include external directors. Each Committee member shall be financially literate1 and at least one member should have accounting or related financial management expertise.2 The members of the audit committee shall have no relationship to the Bank that may interfere with the exercise of their independence from management and the Bank.
  The Bank’s internal auditor shall serve as Secretary of the Committee.
  Written minutes shall be prepared by the Secretary, and the approved original will be forwarded to the committee’s minute book.

1 Financial literacy is defined as the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.
2 Expertise is defined as past employment in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a CEO or other senior officer with financial oversight responsibilities.

  The Audit Committee will meet at least quarterly with the internal auditor and will have the opportunity to meet in executive session with both the internal auditor and the external auditors at least annually. Furthermore, the Committee has the authority to call additional meetings and has the ability to communicate with Senior Management and/or the internal auditor between regularly scheduled meetings, as deemed necessary.
  Require disclosure to shareholders of whether the audit committee has adopted a written charter, and if so, whether the committee has satisfied its responsibilities during the prior year in compliance with the charter. The charter should be disclosed once every three years as an appendix to First National’s proxy unless significant amendments are made.
  The Charter of the Auditor and Audit Committee will be reviewed and approved at least annually by the Audit Committee. The Audit Committee Charter also will be reviewed and approved by the Board of Directors on an annual basis.

PROXY

PLEASE COMPLETE, DATE, SIGN AND RETURN IMMEDIATELY

FIRST NATIONAL BANKSHARES CORPORATION

One Cedar Street, Drawer 457
Ronceverte, West Virginia 24970

PROXY FOR 2003 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FIRST NATIONAL BANKSHARES CORPORATION

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder(s) of FIRST NATIONAL BANKSHARES CORPORATION, Ronceverte, West Virginia (“First National”), does (do) hereby nominate, constitute and appoint Charles A. Henthorn or Dianne M. Beale or any one of them, with full power to act alone, as my true and lawful attorneys, with full power of substitution, for me and in my name, place and stead, to vote all the common stock of First National standing in my name on its books on March 3, 2003, at the 2003 Annual Meeting of Shareholders of First National to be held at the Roland P. Sharp Alumni Conference Center, West Virginia School of Osteopathic Medicine, Lewisburg, West Virginia, on Thursday, April 24, 2003, at 6:00 p.m., or at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

(THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3)

1. Election of Directors for terms expiring 2006:	 FOR all nominees listed below (Except as marked to the contrary)	 WITHHOLD AUTHORITY to vote for all nominees listed below

DAVID A. CARSON	WALTER BENNETT FULLER
G. THOMAS GARTEN	RICHARD L. SKAGGS

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2.      To ratify the Audit Committee's and Board of Directors' selection of Ernst & Young LLP as Independent Auditors for First National for the year ending December 31, 2003.

 FOR	 AGAINST	 ABSTAIN

3.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

This proxy, when properly executed, will be voted as directed hereon. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED IN SUCH MANNER AS TO ELECT TO THE BOARD OF DIRECTORS THE MAXIMUM NUMBER OF NOMINEES NAMED IN THE PROXY STATEMENT, TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS, AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIRST NATIONAL ON ANY OTHER BUSINESS WHICH COMES BEFORE THIS MEETING.

      This proxy may be revoked before its exercise as specified in the Proxy Statement for this meeting.

Dated:	,2003
             (Day)

(L.S.)
Signature of Shareholder(s)(L.S.)

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, executor, administrator or guardian, all should sign. All joint owners should sign. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.